EXHIBIT 5.1

YIGAL  ARNON  &  CO.
ADVOCATES   AND   NOTARY

Jerusalem	January 13, 2010
Ref.	9285

Rosetta Genomics Ltd.
10 Plaut Street, Science Park
Rehovot 76706 POB 4059
Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to Rosetta Genomics Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the execution and delivery by the Company of a Securities Purchase Agreement, dated as of January 13, 2010, 2010 (the "Agreement"), by and among the Company and the Purchasers identified on the signature pages thereto  (the “Purchasers”), and the issuance and sale by the Company to the Purchasers pursuant of the Agreement of 2,530,000 ordinary shares (the "Shares"), par value NIS 0.01 per share of the Company (the “Ordinary Shares”), warrants to purchase up to an aggregate of 1,265,000 shares of Ordinary (the “Warrants”) and Ordinary Shares issuable upon exercise of the Warrants (the “Warrant Shares” and, together with the Warrants and the Shares, the “Securities”).

The Shares, the Warrants and the Warrant Shares are the subject of a Registration Statement on Form F−3, Registration No. 333−163063 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the “Commission”), a base prospectus dated November 24, 2009 (the "Base Prospectus") and a related Prospectus Supplement, dated January 13, 2010, in the form filed with the Commission under Rule 424(b) promulgated under the Securities Act of  1933, as amended (together with the Base Prospectus, the "Prospectus Supplement").

In connection herewith, we have examined the Agreement, including the exhibits, schedules and related documents thereto.  We also have examined and relied without investigation as to matters of fact upon such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.  As to various maters of fact material to our opinion, we have relied upon the representations of the Company set forth in the Agreement and certificates and statements of directors or officers of the Company and certificates of public officials.

Jerusalem: 22 J. Rivlin Street, Jerusalem 94240 Tel. (+972) 2-623-9200    Fax. (+972) 2-623-9236
Tel Aviv:    1 Azrieli Center, Tel Aviv 67021    Tel. (+972) 3-608-7777   Fax. (+972) 3-608-7724
www.arnon.co.il     info@arnon.co.il

Yigal Arnon
Dror Vigdor
Rami Kook
Paul H. Baris
Nira Kuritzky
Amalia Meshi
Amnon Lorch
Eran Ilan
Hagai Shmueli
Barry Levenfeld
David H. Schapiro
Hagit Bavly
Orna Sasson
Barak Tal
Shiri Shaham
Doron Tamir
Daniel Abarbanel
David Osborne
Gil Oren
Ronit Amir
Orly Tsioni
Mordehai Baicz
Barak Platt
Harry Kirsh
Benjamin Horef
Asaf Eylon
Daniel Marcovic
Adrian Daniels
Yuval Shalheveth
Jacob Ben Chitrit
Peter Sugarman
Ben Sandler
Boaz Fiel
Joeri Kreisberg
Simon Weintraub
Ruth Loven
Yarom Romem
Yair Benjamini
Vered Eitani
Michal Sagmon
Rafi Etinger
Yaffit Adar
Limor Gal
Mika Banki
Yoheved Novogroder
Odelia Sidi
Yuval Bargil
Shira Lahat
Yair Livneh
Eli Maymon
Galit Dayagi
Eliran Furman
David Roness
Daniel Green
Adam Spruch
Maya Calev
Shai Reicher
Aaron Jaffe
Orit Malka
Idan Azaraty
Michal Fuchs
Hanital Belinson
Oren Roth
Ishai Itsikovich
Avinoam Gottlieb
Noa Afik
Tal Lecker
Amir Assali
Tal Havkin
Ido Chitman
Hila Roth
Nadav Adler
Michal Raveh
Yoav Fogel
Aner Hefetz
David Akrish
Nir Rosner
Maya Bahar
Nirit Levy
Sharon Ramon
Ezra Gross
Assaf Mesica
Guy Fuhrer
Shani Rapaport
Keren Lavyad
Itai Feiglin
Keren Tal
Liron Hacohen
Eli Greenbaum
Asaf Rimon
Shachar Cohain
Avigail Frisch
Lior Gelbard
Yael Rosen
Daphna Livneh
Tal Siman-Tov
Margarita Feigin
Eyal Yacoby
Dana Ofer
Tamar Gilboa
Yael Hoefler
Eyal Ben Itzhak
Nimrod Vromen
Gil Livne
Yulia Lazbin

YIGAL ARNON & CO.	- 2 -

We also have assumed that the Agreement has been duly authorized, executed and delivered by the parties thereto other than the Company, and is the valid and legally binding obligation of the parties thereto other than the Company.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein, we are of the opinion that:

1.
following the (i) issuance and delivery of the Shares in the manner contemplated by the Agreement, the Registration Statement and Prospectus Supplement and (ii) the receipt by the Company of the consideration for the Shares specified in the resolutions of the Company's board of directors, the Shares will be validly issued, fully paid and non-assessable.

2.
following the (i) issuance, execution and delivery of the Warrants in the manner contemplated by the Agreement, the Registration Statement and Prospectus Supplement and (ii) the receipt by the Company of the consideration for the Warrants specified in the resolutions of the Company's board of directors, the Warrants will constitute valid and binding obligations of the Company.

3.
following the (i) issuance, execution and delivery of the Warrants in the manner contemplated by the Agreement, the Registration Statement and Prospectus Supplement, (ii) the receipt by the Company of the consideration for the Warrants specified in the resolutions of the Company's board of directors and (iii) exercise of the Warrants pursuant to their terms, receipt by the Company of the exercise price of the Warrant Shares as specified in the Warrants and the issuance of the Warrant Shares thereunder, the Warrant Shares will be validly issued, fully paid and non-assessable.

           In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a)           We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any jurisdiction, court or administrative agency other than those of the State of Israel. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.  It is understood that this opinion is used only in connection with the offer, sale and issuance of the Securities while the Registration Statement is in effect.

YIGAL ARNON & CO.	- 3 -

(b)           The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and the availability of remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law); (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution may be limited by Israeli or United States federal or state securities laws and the public policy underlying such laws; (iv) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses; and (v) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws.

We hereby consent to the use of this opinion as an exhibit to the Company’s Form 6−K to be dated January 14, 2010, which is incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement.  In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Yigal Arnon & Co.